UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2012

Fifth Street Finance Corp.

(Exact name of registrant as specified in its charter)

Delaware	1-33901	26-1219283
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 Bank Street, 12th Floor

White Plains, New York 10606

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (914) 286-6800

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On November 30, 2012, Fifth Street Finance Corp. (“Fifth Street”) amended the terms of its syndicated secured credit facility with certain lenders party thereto from time to time and ING Capital LLC, as administrative agent (the “ING facility”), to, among other things:

•	increase the size of the facility from $230 million to $380 million;

•	reduce the pricing under the facility to LIBOR plus 2.75% per annum, with no LIBOR floor;

•	include the addition of five new banks to the syndicate group, raising the total number of participating banks to ten;

•	extend the maturity date from February 29, 2016 to November 30, 2016; and

•	increase the accordion feature to allow for potential future expansion up to a total of $600 million.

The foregoing description of the amendment to the ING facility does not purport to be complete and is qualified in its entirety by reference to the full text of Amendment No. 4 to Amended and Restated Senior Secured Revolving Credit Agreement filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Amendment No. 4 to Amended and Restated Senior Secured Revolving Credit Agreement among Fifth Street Finance Corp., FSFC Holdings, Inc., Fifth Street Fund of Funds LLC, ING Capital LLC, and the lenders party thereto, dated as of November 30, 2012

99.1	Press Release dated December 3, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIFTH STREET FINANCE CORP.

Date: December 4, 2012	By:	/S/ BERNARD D. BERMAN
Name: Bernard D. Berman
Title: President